UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported) March 17, 2011

NOVAVAX, INC.

(Exact name of Registrant as specified in its charter)

Delaware	0-26770	22-2816046
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

9920 Belward Campus Drive Rockville, Maryland	20850
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(240) 268-2000

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 4.02 Non-Reliance on Previously Issued Financial Statements.

On March 14, 2011, the audit committee of the board of directors of Novavax, Inc. (the “Company”), in consultation with management, concluded that the Company’s previously issued financial statements for periods from the third quarter of 2008 through the third quarter of 2010, including the Company’s previously issued financial statements for the years ended December 31, 2008 and December 31, 2009, should not be relied upon due to errors in those financial statements. The errors solely relate to the classification of warrants that were issued on July 31, 2008. The Company expects to file its Annual Report on Form 10-K for the period ended December 31, 2010 (“2010 Form 10-K ”), which will include restatements of these previous financial statements, on or before March 31, 2011. The reclassification of the warrants had no impact on the Company’s liquidity or cash position.

These errors were identified by the Company following receipt of a comment letter from the staff (the “Staff”) of the Division of Corporation Finance of the Securities and Exchange Commission (the “SEC”) with respect to the Company’s Annual Report on Form 10-K for the year ended December 31, 2009. As disclosed by the Company in a Current Report on Form 8-K, dated January 31, 2011 (the “January Form 8-K”), the comment letter suggested that the Company evaluate the appropriate accounting classification of warrants sold in a registered offering of common stock and warrants on July 31, 2008. In the January Form 8-K, the Company (1) acknowledged that the warrants, which the Company has classified as equity, should have been classified as liabilities in the financial statements, (2) indicated that it had informed the Staff that the Company did not intend to restate its previously filed financial statements but proposed instead to disclose the classification error and to correct this classification and accounting treatment in its consolidated financial statements in its 2010 Form 10-K, and (3) provided a calculation of the impact from this reclassification. The calculations in the January Form 8-K employed a Black-Scholes methodology to estimate the fair value of the warrants. The Staff subsequently questioned the Company’s use of Black-Scholes methodology to value the warrants as a liability versus a dynamic valuation model such as a Monte Carlo methodology. After further discussion with the Staff, the Company (1) has determined to restate the previously issued financial statements in its 2010 Form 10-K and (2) in so doing, to employ a Monte Carlo methodology to estimate the fair value of the warrants. Accordingly, investors should no longer rely on the analysis provided in the January Form 8-K.

The audit committee and management have discussed the matters disclosed in this Current Report on Form 8-K with the Company’s independent registered public accounting firm. The Company is working to complete the restatement and expects to file the 2010 Form 10-K, including the restated financial statements, by no later than March 31, 2011, the expiration date of the extension period provided by Rule 12b-25 of the Securities Exchange Act of 1934, as amended. However, the Company cannot assure investors that the filing will be made within this period.

The Company’s management has also been assessing the effectiveness of the Company’s internal control over financial reporting and disclosure controls and procedures. Based on this assessment, the Company expects to report a material weakness in the Company’s internal control over financial reporting, and, therefore, conclude that, due to the reclassification of warrants, internal control over financial reporting as of December 31, 2010 was not effective. Although the assessment is not yet complete, management expects to recommend to the audit committee of the Company’s board of directors certain actions that would devote resources to the remediation and improvement of our internal control over financial reporting, in particular over handling of complex derivative accounting issues. As the company enters into transactions that involve complex accounting issues, it will consult with third party professionals with expertise in these matters as necessary to insure appropriate accounting treatment for such transactions.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized

Novavax, Inc. (Registrant)

March 17, 2011	By:	/s/ John A. Herrmann III
	Name:	John A. Herrmann III
	Title:	Executive Director, Legal Affairs and Corporate Secretary